SCHEDULE II
                    INFORMATION WITH RESPECT TO
        TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
          SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-ESKIMO PIE CORP


GABELLI FUNDS, INC.

          THE GABELLI EQUITY TRUST,INC.
                    11/07/95           10,000-           19.3125



GAMCO INVESTORS, INC.
                    11/07/95            1,500-           19.2500
                    10/25/95            1,500-           18.3750
                    10/20/95              500-           18.6000
                    10/06/95              500-           18.6250
                    10/02/95              250-           19.0000
                     9/15/95            1,000-           18.8750
                     9/12/95              500-           19.3750
















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ.
(2) PRICE EXCLUDES COMMISSION.







                                                  PAGE 27 OF 27